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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 8, 1998 on the consolidated financial statements of New America Network, Inc. and to the incorporation by reference of our reports dated February 23, 1998 included in Kranzco Realty Trust's Form 10-K for the year ended December 31, 1997 (and to all references to our Firm) included in this Registration Statement on Form S-4 of Kranzco Realty Trust.

/s/ Arthur Andersen LLP

July 17, 1998

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